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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 27, 2018

Regional Health Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	81-5166048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

454 Satellite Boulevard, NW

Suite 100

Suwanee, Georgia 30024

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 28, 2018, Regional Health Properties, Inc. (the “Company”) filed an Articles of Amendment (the “Amendment”) to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Georgia to effect a one-for-twelve reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding shares of common stock, no par value per share (the “Common Stock”). Pursuant to the Amendment, effective as of 11:59 p.m., Atlanta time, on December 31, 2018 (the “Effective Time”), each twelve shares of Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be combined and reclassified into one share of Common Stock. The Amendment also provides that: (i) shareholders will not receive fractional shares in connection with the Reverse Split and, instead, will receive an additional whole share of Common Stock; and (ii) the authorized number of shares, and the par value per share, of the Common Stock shall not be affected by the Reverse Split.

The Reverse Split is being implemented for the purpose of complying with the NYSE American continued listing standards regarding low selling price. Additional information about the Reverse Split, including the reasons therefor, can be found in the Company’s Definitive Proxy Statement on Schedule 14A and Supplement thereto, filed with Securities and Exchange Commission on November 9, 2018 and December 21, 2018, respectively (the “Proxy Statement”).

Proposal 2 (as described under Item 5.07 of this Current Report on Form 8-K) with respect to the Reverse Split was approved by the Company’s shareholders at the Company’s 2018 Annual Meeting of Shareholders held on December 27, 2018 (the “Annual Meeting”). Following the Annual Meeting, the Company’s Board of Directors authorized the one-for-twelve Reverse Split.

The Common Stock will begin trading on a split-adjusted basis when markets open on January 2, 2019. The post-Reverse Split Common Stock will continue to trade on the NYSE American under the symbol “RHE,” although a new CUSIP number (75903M 309) has been assigned to it as a result of the Reverse Split.

The foregoing description of the Amendment is a summary of the terms thereof, does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on December 27, 2018. Following is a summary of the proposals that were submitted to the shareholders for approval and a tabulation of the votes with respect to each proposal. Each proposal is further described in the Proxy Statement.

Proposal 1.	Election of the four director nominees named in the Proxy Statement to serve until the 2019 Annual Meeting of Shareholders.

Shareholders elected the following four individuals to the Company’s Board of Directors to serve until the 2019 Annual Meeting of Shareholders and until their successors are elected and qualified, or until their earlier death, resignation or removal.  The voting results were as follows:

	FOR	WITHOLD	BROKER NON-VOTES
Michael J. Fox	3,469,319	1,413,002	10,012,303
Brent Morrison	2,928,974	1,953,347	10,012,303
Kenneth W. Taylor	4,246,378	635,943	10,012,303
David A. Tenwick	3,332,151	1,550,170	10,012,303

Proposal 2.

Amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the Common Stock at a ratio of between one-for-six and one-for-twelve, as determined by the Company’s Board of Directors in its sole discretion (as described in the Proxy Statement, “Proposal 2”).

The shareholders approved Proposal 2. The voting results were as follows:

FOR	AGAINST	ABSTAIN
11,944,009	2,816,285	134,330

Proposal 3.	Ratification of the Appointment of Cherry Bekaert LLP as the Company’s Independent Registered Public Accounting Firm (as described in the Proxy Statement, “Proposal 3”).

The shareholders approved Proposal 3. The voting results were as follows:

FOR	AGAINST	ABSTAIN
13,971,603	702,376	220,645

Proposal 4.

Approval of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 (as described in the Proxy Statement, “Proposal 4”).

The shareholders approved Proposal 4. The voting results were as follows:

FOR	AGAINST	ABSTAIN
12,823,094	1,971,953	99,577

Item 8.01  Other Information.

On December 28, 2018, the Company issued a press release announcing the Reverse Split. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated in this Item 8.01 by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

3.1Certified Articles of Amendment to Amended and Restated Articles of Incorporation of Regional Health Properties, Inc., effective December 31, 2018.

99.1Press Release dated December 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 28, 2018	REGIONAL HEALTH PROPERTIES, INC.

/s/ E. Clinton Cain
E. Clinton Cain
Interim Chief Financial Officer, Senior Vice President and Chief Accounting Officer

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